Exhibit 10.1

JOINDER AGREEMENT, dated as of December 7, 2009 (this “Joinder Agreement”) by and among BANK OF AMERICA, N.A., in its capacity as administrative agent under the credit agreement referred to below, NALCO HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NALCO COMPANY, a Delaware corporation ( “Nalco” or the “U.S. Borrower”), and the Persons listed on Schedule 1 hereto.

WHEREAS, reference is made to that certain credit agreement dated as of May 13, 2009 (as amended, the “Credit Agreement”) among Holdings, the U.S. Borrower, the foreign subsidiary borrowers from time to time party thereto, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders, and the arrangers and bookmanagers party thereto.

WHEREAS, Section 2.22 of the Credit Agreement permits the Borrower to request New Term Commitments from time to time on the terms and conditions specified therein.

WHEREAS, the Borrower has requested the establishment of New Term Commitments in an aggregate principal amount of $300.0 million (such New Term Commitments, the “Tranche C Term Commitments”).

WHEREAS, the proceeds of the New Term Loans made pursuant to the Tranche C Term Commitments shall be used as set forth below.

WHEREAS, each of the Persons set forth on Schedule 1 hereto is, on the terms and subject to the conditions set forth herein, willing to become a New Term Lender with respect to the Tranche C Term Loans (the “Tranche C Lenders”), with each such Tranche C Lender having a Tranche C Term Commitment in the amount set forth opposite its name on such Schedule 1.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

A.	Making of Tranche C Term Loans.

1. Capitalized terms used but not defined in this Joinder Agreement have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Joinder Agreement is an “Increase Joinder” referred to in Section 2.22(b) of the Credit Agreement.

2. Except as set forth in this Joinder Agreement, the terms and provisions of the Tranche C Term Commitments and Tranche C Term Loans (as defined below) shall be identical to the Term Loans made pursuant to Section 2.01(a) of the Credit Agreement and shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents. For the avoidance of doubt, except as expressly provided otherwise herein, the Tranche C Term Commitments, the Tranche C Term Loans and the Tranche C Lenders shall be treated as New

Term Commitments, New Term Loans and New Term Lenders, respectively, for purposes of the Credit Agreement and the other Loan Documents; provided that Tranche C Term Commitments, Tranche C Term Loans and Tranche C Lenders may be designated as such (instead of as New Term Commitments, New Term Loans and New Term Lenders, respectively) on any documentation relating thereto.

3. Subject to the terms and conditions set forth herein (including, without limitation, the satisfaction of the conditions set forth in Section D below and the provisions of Section A5 below) and in the Credit Agreement, each Tranche C Lender severally agrees to make to the U.S. Borrower, on a date specified by the U.S. Borrower in the Borrowing Request referred to in Section D below (the “Tranche C Closing Date”), a single loan to the U.S. Borrower denominated in Dollars in an aggregate principal amount equal to such Tranche C Lender’s Tranche C Term Commitment (a “Tranche C Term Loan”).

4. The U.S. Borrower agrees to pay on the Tranche C Closing Date to each Tranche C Lender, as fee compensation for the funding of such Tranche C Lender’s Tranche C Term Loan, a closing fee (the “Tranche C Closing Fee”) in an amount equal to 9.0% of the stated principal amount of such Tranche C Term Lender’s Tranche C Term Commitment. Such Tranche C Closing Fee will be in all respects fully earned, due and payable on the Tranche C Closing Date and non-refundable and non-creditable thereafter and such Tranche C Closing Fee shall be netted against Tranche C Term Loans made by such Tranche C Lender.

5. If not drawn before 5:00 p.m., New York City time on December 15, 2009, the Tranche C Term Commitments shall expire at such time and shall from and after such time be of no further force or effect. The Tranche C Term Commitment of each Tranche C Lender shall automatically terminate upon the making of the Tranche C Term Loan relating to such Tranche C Term Commitment.

B.	Terms of the Tranche C Term Loans.

1. The Tranche C Term Loans shall mature on the Term Loan Maturity Date and shall be repaid in accordance with Section 2.09(a)(ii) of the Credit Agreement; provided that (a) the foregoing is subject to Section B2 below and (b) notwithstanding the last paragraph of Section 2.10(a) of the Credit Agreement (x) no amount of the Tranche C Term Loans shall be repaid pursuant to such Section 2.10(a) prior to March 31, 2010 and (y) from and after March 31, 2010, on each Term Loan Installment Date, the U.S. Borrower shall pay an amount equal to 1/4 of 1% of the original principal amount of the Tranche C Term Loans (as such amounts may be reduced by operation of Section 2.10(d) of the Credit Agreement (as modified by Section B2 below)), and any otherwise unpaid principal amount of the Tranche C Term Loans shall be due and payable on the Term Loan Maturity Date.

2. Notwithstanding anything contained in the Loan Documents to the contrary, to the extent any Outstanding Term Loans (as defined below) are outstanding, the U.S. Borrower may determine to apply all or a portion of any prepayment of any Term Loans pursuant to Section 2.11(a), (c) or (d) of the Credit Agreement solely to the Outstanding Term Loans, and each Tranche C Term Lender, on behalf of itself and each of its assigns, consents to any such application. To the extent any prepayments are not so applied to Tranche C Term Loans in accordance with the previous sentence, the amortization payments of the Tranche C Term Loans shall not be reduced by operation of Section 2.10(d) of the Credit Agreement. All prepayments pursuant to Sections 2.11(a), (c) and (d) of the Credit Agreement that are applied to Tranche C Term Loans shall be subject to the pro rata sharing provisions of Section 2.18 of the Credit Agreement, and all payments of the Term Loans (other than pursuant to Section 2.11(a), (c) or (d) of the Credit Agreement solely to the extent a determination is made in accordance with the previous sentences of this paragraph) shall be made pro rata among the Term Loans as provided in Section 2.18 of the Credit Agreement, Section 5.02 of the U.S. Collateral Agreement (and similar provisions of the other Security Documents) and any other provision of the Loan Documents. The “Outstanding Term Loans” are any Term Loans that are outstanding under the Credit Agreement on the Tranche C Closing Date, other than the Tranche C Term Loans.

3. If any New Term Loans or New Term Commitments are established following the Tranche C Closing Date, each Tranche C Term Lender agrees, on behalf of itself and each of its assigns, that, notwithstanding anything contained in Section 2.22 of the Credit Agreement to the contrary, clause (5) of the first proviso in the fourth sentence of Section 2.22(a) of the Credit Agreement shall under no circumstances cause the Applicable Margin with respect to any Tranche C Term Loans to be increased. Furthermore, notwithstanding anything contained in the Loan Documents, each Tranche C Term Lender agrees, on behalf of itself and each of its assigns, that, for the avoidance of doubt, solely with respect to any of its Tranche C Term Loans, it will not have any right to consent to any amendment or modification of the Credit Agreement that changes (i) the Applicable Margin as it relates to any Outstanding Term Loans or (ii) to the extent intended solely to increase, decrease or eliminate a minimum level of the Adjusted Eurocurrency Rate for any Outstanding Term Loans, the proviso to the definition of Adjusted Eurocurrency Rate (it being understood that this sentence shall not affect any rights of any Tranche C Lender in its capacity as the holder of any other Loans or Commitments under the Credit Agreement).

4. All of the proceeds of the Tranche C Term Loans shall be used to redeem Existing Senior Notes and to pay any accrued interest and premium on such redeemed Existing Senior Notes and any fees and expenses incurred in connection with the borrowing of the Tranche C Term Loans. No representation or warranty under Section 3.12 of the Credit Agreement shall be deemed to be false or misleading, and no default in the observance of any covenant contained in Section 5.08 of the Credit Agreement shall be deemed to occur or be existing, in each case as a result of the use of the proceeds of the Tranche C Term Loans set forth in the immediately preceding sentence.

5. The Tranche C Term Loans shall bear interest in the same manner that all other Term Loans bear interest under the Credit Agreement; provided that solely for purposes of calculating the interest rate on the Tranche C Term Loans (a) the definition of Adjusted Eurocurrency Rate shall be deemed not to have the proviso contained in such definition and (b) the Applicable Margin for Tranche C Term Loans shall be, with respect to any Tranche C Term Loan that is (i) a Eurocurrency Loan, 1.75% per annum and (ii) an ABR Loan, 0.75% per annum.

C.	Representations and Warranties.

1. The execution, delivery and performance of this Joinder Agreement and the Reaffirmation Agreement by each Loan Party party hereto and thereto (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which such Loan Party or any of its property is or may be bound, except, in the case of clauses (B) and (C), where such violation will not be deemed to have a Material Adverse Effect or (ii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents.

2. Each of this Joinder Agreement and the Reaffirmation Agreement has been duly executed and delivered by each Loan Party party hereto and thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

D.	Conditions.

The making of the Tranche C Term Loans and the occurrence of the Tranche C Closing Date are subject to the satisfaction of the following conditions:

1. The Administrative Agent shall have received counterparts of this Joinder Agreement that bear the signatures of (i) the Administrative Agent, (ii) Holdings, (iii) the U.S. Borrower and (iv) each Tranche C Lender.

2. The Administrative Agent shall have received the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and Deutsche Bank AG NEW YORK BRANCH (“DBAG”):

(a) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Holdings and the U.S. Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Joinder Agreement, the Reaffirmation Agreement and the other Loan Documents;

(b) an opinion from Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative

Agent and DBAG, covering such matters relating to this Joinder Agreement and the transactions contemplated hereby as the Administrative Agent and DBAG shall reasonably request;

(c) a certificate from the chief financial officer of the U.S. Borrower, dated the Tranche C Closing Date, certifying as to (A) the accuracy of the representations and warranties set forth in Section C hereof, (B) the satisfaction of the conditions precedent to the making of the New Term Loans constituting Tranche C Term Loans that are set forth in clauses (7) and (8) of the first proviso to the fourth sentence in Section 2.22(a) of the Credit Agreement (which, in the case of clause (7) of such first proviso, shall demonstrate compliance therewith in reasonable detail) and (C) the accuracy of the conditions set forth in Section D3;

(d) a Borrowing Request, adapted appropriately for the borrowing of the Tranche C Term Loans; and

(e) evidence satisfactory to the Administrative Agent and DBAG that no more than $200.0 million of the Existing Senior Notes will be outstanding after giving effect to the application of proceeds of the Tranche C Term Loans.

3. The representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Tranche C Closing Date, with the same effect as if made on and as of the Tranche C Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Upon the Tranche C Closing Date and immediately after giving effect to the making of the Tranche C Term Loans, no Event of Default or Default shall have occurred and be continuing.

4. All documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations shall have been provided to any Person that is or will become a Tranche C Lender (to the extent such Person is not a Lender under the Credit Agreement prior to giving effect to the Tranche C Closing Date and such Person has requested such documentation and information reasonably in advance of the Tranche C Closing Date).

5. All arrangers and bookmanagers with respect to the Tranche C Term Loans shall have received all fees and other amounts due and payable to them at or simultaneously upon the borrowing of the Tranche C Term Loans, including reimbursement or payment of all reasonable documented out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel).

6. Each Loan Party shall have entered into a written instrument reasonably satisfactory to the Administrative Agent and DBAG pursuant to which it confirms that it consents to this Joinder Agreement and the Tranche C Term Loans and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement (after giving effect to this Joinder Agreement) and the Obligations of such Loan Party (the “Reaffirmation Agreement”).

E.	Effect of this Joinder Agreement.

1. Except as expressly set forth herein, this Joinder Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

2. On and after the Tranche C Closing Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as supplemented by this Joinder Agreement. This Joinder Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

3. To the extent required by Section 2.22 of the Credit Agreement, the Administrative Agent hereby consents to each Tranche C Lender making a Tranche C Term Loan. The Administrative Agent also exercises its rights to waive the notice referred to in the second sentence of Section 2.22(a) of the Credit Agreement, to the extent such notice relates to the Tranche C Term Loans and Tranche C Term Commitments.

F.	Miscellaneous.

1. All covenants, agreements, representations and warranties made by Holdings, the U.S. Borrower and the Loan Parties herein and in the Reaffirmation Agreement in the certificates or other instruments prepared or delivered in connection with or pursuant hereto shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Tranche C Term Loans, the execution and delivery of hereof and the Reaffirmation Agreement, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Tranche C Term or any other amount payable in respect thereof is outstanding.

2. Within 45 days (or such greater number of days as may be agreed to by the Administrative Agent in its sole discretion) of the Tranche C Closing Date, Holdings and the U.S. Borrower will, and will cause the other Loan Parties to, prepare, execute and deliver (or cause to be prepared, executed and delivered) such documentation and instruments (including without limitation mortgage amendments, title datedown endorsements and local counsel opinions) that the Administrative Agent reasonably deems necessary to amend the U.S. Mortgages in order to cause the Obligations (as increased by the making of the Tranche C Term Loans) to be appropriately secured by the property underlying such U.S. Mortgages. Prior to the time that such U.S. Mortgages have been so amended (and the related documentation so delivered), notwithstanding anything contained to the contrary in the Loan Documents, the Tranche C Lenders hereby agree that no proceeds from the foreclosure or other realization with respect to the U.S. Mortgages may be applied to Obligations in respect of the Tranche C Term Loans, and such proceeds shall be applied to the other Obligations as if the Tranche C Term Loans were not outstanding (and this sentence shall cease to be of any force or effect when such amendments to such U.S. Mortgages and related documentation are so delivered).

3. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

4. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS JOINDER AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

5. This Joinder Agreement and the Reaffirmation Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of a manually signed original.

6. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Joinder Agreement and the Reaffirmation Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Joinder Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Joinder Agreement or Reaffirmation Agreement against Holdings, any Borrower or any Loan Party or their properties in the courts of any jurisdiction.

7. Each of Holdings, the U.S. Borrower and each other Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Joinder Agreement or the Reaffirmation Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NALCO HOLDINGS LLC

By	/S/ STEPHEN N. LANDSMAN
Name: Stephen N. Landsman
Title: Vice President

NALCO COMPANY

By	/S/ STEPHEN N. LANDSMAN
Name: Stephen N. Landsman
Title: Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By	/S/ DON PINZON
Name: Don Pinzon
Title: Vice President